                                                                      EXHIBIT 11


EARNINGS (LOSS) PER COMMON SHARE

     Earning (Loss) per common share is computed in accordance with Statement of Financial Accounting Standards No. 128 by dividing net income (loss) for each year by the weighted average number of shares of common stock outstanding during the years, as if the common stock issued for the acquisition of SCSL and LIGL (see Note 1 to the Financial Statements). The weighted average number of shares used to compute earnings (loss) per common share is 33,333,333 for period ended December 31, 1998 and year ended December 31, 1999 and 33,466,894 for the year ended December 31, 2000.

     The weighted average numbers of shares used to compute earnings (loss) per common share for each of the period/year as shown in the Financial Statements are computed as follow:-

     Period from September 10, 1997 to December 31, 1998


                               NUMBER OF SHARES       FRACTION OF THE     SHARES TIMES FRACTION
ITEM                         ACTUALLY OUTSTANDING     YEAR OUTSTANDING         OF THE YEAR
----                         --------------------     ----------------    ---------------------
Number of shares as of            33,333,333               16/16                 33,333,333
 beginning of the period
 September 10, 1997

                                                                                 ----------
Weighted average number of common shares outstanding                             33,333,333
                                                                                 ----------

     Year ended December 31, 1999


                               NUMBER OF SHARES       FRACTION OF THE     SHARES TIMES FRACTION
ITEM                         ACTUALLY OUTSTANDING     YEAR OUTSTANDING         OF THE YEAR
----                         --------------------     ----------------    ---------------------
Number of shares as of            33,333,333               12/12                 33,333,333
 beginning of the year
 January 1, 1999

                                                                                 ----------
Weighted average number of common shares outstanding                             33,333,333
                                                                                 ----------

     Year ended December 31, 2000


                               NUMBER OF SHARES       FRACTION OF THE     SHARES TIMES FRACTION
ITEM                         ACTUALLY OUTSTANDING     YEAR OUTSTANDING         OF THE YEAR
----                         --------------------     ----------------    ---------------------
Number of shares as               33,333,333               12/12                33,333,333
 of beginning of the
 year January 1, 2000

Shares issued on                   1,250,000              25/365                    85,616
 December 7, 2000

Shares issued on                     700,000              25/365                    47,945
 December 7, 2000

                                                                                ----------
Weighted average number of common shares outstanding                            33,466,894
                                                                                ----------

     The earnings (loss) per common share for each of the period/year as shown in the Financial Statements are computed as follow:-


                                                       WEIGHTED AVERAGE
                             EARNINGS (LOSS) FOR      NUMBER OF SHARES OF        EARNINGS (LOSS) PER
PERIOD/YEAR                    THE PERIOD/YEAR            COMMON STOCK          SHARE OF COMMON STOCK
-----------                  -------------------      -------------------       ---------------------
September 10, 1997 to             14,634                  33,333,333                 US$0.000439
 December 31, 1998

Year ended December 31,           88,797                  33,333,333                  US$0.00266
 1999

Year ended December 31,         (265,177)                 33,466,894                 US$(0.00792)
 2000

     The company did not have any dilutive securities issued and outstanding during any of the above period/years and therefore the computation of fully diluted earning per share of common stock is not applicable.